Exhibit 99.2

Centessa Pharmaceuticals Announces Pricing of $100 Million Public Offering of American Depositary Shares

BOSTON and LONDON, April 23, 2024 — Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients, today announced the pricing of an underwritten public offering of 10,810,810 American Depositary Shares (“ADSs”), each representing one ordinary share, at a price to the public of $9.25 per ADS. The aggregate gross proceeds to Centessa from this offering are expected to be approximately $100 million, before deducting underwriting discounts and commissions and offering expenses payable by Centessa. All ADSs sold in the offering were offered by Centessa. The offering is expected to close on or about April 26, 2024, subject to customary closing conditions. Centessa has also granted the underwriters a 30-day option to purchase up to an additional 1,621,621 ADSs at the public offering price, less underwriting discounts and commissions.

Goldman Sachs, Leerink Partners, Evercore ISI, Guggenheim Securities and BMO Capital Markets are acting as joint book-running managers for the offering.

The ADSs are being offered pursuant to a registration statement on Form S-3 that was previously filed with, and subsequently declared effective on July 12, 2022 by, the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed, and a final prospectus supplement and accompanying prospectus related to the offering will be filed, with the SEC and are or will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, email: prospectus-ny@ny.email.gs.com; Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, New York 10036, by telephone at (800) 414-3627 or by email at: bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Centessa Pharmaceuticals

Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company that aims to discover and develop transformational medicines for patients. Our most advanced programs include a hemophilia program, an orexin agonist program for the treatment of narcolepsy and other sleep-wake disorders and an immuno-oncology program focused on our LockBody® technology platform. We operate with the conviction that each of our programs has the potential to change the current treatment paradigm and establish a new standard of care.

Forward Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including those relating to Centessa’s expectations with respect to the completion and timing of the public offering. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering and the satisfaction of customary closing conditions related to the public offering. Risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Kristen K. Sheppard, Esq.

SVP of Investor Relations

investors@centessa.com